Exhibit 1.1

FIFTH THIRD BANCORP

$250,000,000

Floating Rate Subordinated Notes

due 2016

$500,000,000

5.45% Subordinated Notes

due 2017

Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004

Underwriting Agreement

December 13, 2006

To the Representatives named in Schedules I and II hereto of the Underwriters named in Schedule III hereto

Ladies and Gentlemen:

Fifth Third Bancorp, an Ohio corporation (“Fifth Third”), proposes to sell to the underwriters named in Schedule III hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $250,000,000 aggregate principal amount of its Floating Rate Subordinated Notes due 2016 (the “Floating Rate Securities”) and $ 500,000,000 aggregate principal amount of its 5.45% Subordinated Notes due 2017 (the “Fixed Rate Securities” and, together with the Floating Rate Securities, the “Securities”). The Securities will be issued under the indenture referenced in Schedules I and II hereto (the “Indenture”), between Fifth Third and the trustee named in Schedules I and II (the “Trustee”).

1. Representations and Warranties. Fifth Third represents and warrants to, and agrees with, each Underwriter that:

(a) The registration statement (File No. 333-86360) on Form S-3 (the “registration statement”), and any post-effective amendment thereto, including a prospectus which, as supplemented, shall be used in connection with the sale of the Securities, has been filed with the Securities and Exchange Commission (the “Commission”), in the form heretofore delivered to the Representatives. The registration statement, as it may have been amended prior to the date of this Agreement, has become effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. (The various parts of the registration statement, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively referred to as the “Registration Statement”; the base prospectus filed as part of such Registration Statement (which shall be in the form in which it has been most recently filed, or transmitted for filing, with the Commission on or before the date of this Agreement) is hereinafter referred to as the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities, filed or transmitted for filing with the Commission pursuant to Rule 424(b) under the Act and used in connection with the sale of the Securities, is hereinafter referred to as a “Preliminary Prospectus”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(d) hereof) is hereinafter referred to as the “Pricing Prospectus”; and the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter referred to as the “Prospectus.”) Any reference herein to the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, with respect to the Registration Statement, or the date of the applicable prospectus, with respect to any such prospectus; any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of this Agreement; any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Exchange Act and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be. Any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus.”

(b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the respective rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply as to (i) the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) any statements or omissions made in reliance upon and in conformity with information furnished in writing to Fifth Third by or on behalf of any Underwriter expressly for use therein.

(c) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Fifth Third by or on behalf of any Underwriter expressly for use therein.

(d) For the purposes of this Agreement, the “Applicable Time” is 4:07p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(b) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule V(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to Fifth Third by or on behalf of any Underwriter expressly for use therein.

(e) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Fifth Third by or on behalf of any Underwriter expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule V(b) hereto.

(f) Each of Fifth Third and its subsidiaries has been duly organized, is validly existing in good standing under the laws of its jurisdiction of organization and has all power and authority (corporate and other) necessary to own or hold its material properties and to conduct its business substantially in the manner in which it presently conducts such business, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except for failures to be so qualified or be in good standing that would not reasonably be expected to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of Fifth Third and its subsidiaries, taken as a whole.

(g) Fifth Third is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). Fifth Third and each of its subsidiaries are in compliance in all material respects with all laws administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (“FDIC”) and any other federal or state bank regulatory authorities (together with the Federal Reserve Board and the FDIC, the “Bank Regulatory Authorities”) with jurisdiction over Fifth Third and its subsidiaries, except for failures to be so in compliance that would not reasonably be expected to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of Fifth Third and its subsidiaries, taken as a whole.

(h) The deposit accounts of each of the bank subsidiaries of Fifth Third are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of Fifth Third, threatened.

(i) The Securities have been duly authorized, and, when issued, delivered and paid for pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of Fifth Third entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and, at the Closing Date (as defined in Section 3 hereof), the Indenture will be duly qualified under the Trust Indenture Act and will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(j) Fifth Third has all corporate power and authority necessary to execute and deliver this Agreement, the Indenture and the Securities and to perform its obligations hereunder and thereunder; the execution, delivery and performance of this Agreement, the Indenture and the Securities by Fifth Third and compliance with the provisions hereof and thereof by Fifth Third will not constitute a breach of or default under, the Articles of Incorporation or Code of Regulations of Fifth Third or any of its subsidiaries, or any material agreement, indenture or other instrument to which Fifth Third or any of its subsidiaries is a party, or, to the best of Fifth Third’s knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over Fifth Third or any of its subsidiaries or any property of Fifth Third or any of its subsidiaries, which breach or default would be reasonably likely to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of Fifth Third and its subsidiaries, taken as a whole or on the ability of Fifth Third to perform its obligations hereunder or its obligations under the Indenture or the Securities; and, no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the execution, delivery and performance of this Agreement, the Indenture and the Securities by Fifth Third except such as have been made or obtained or will be made or obtained on or before the Closing Date (as defined in Section 3) and except such as may be required under applicable state securities or “blue sky” laws.

(k) Neither Fifth Third nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, except for losses or interferences that would not reasonably be expected to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of Fifth Third and its subsidiaries, taken as a whole; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material change in the capital stock or long-term debt of Fifth Third or any of its subsidiaries or any material adverse change, or any development that is reasonably likely to result in a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of Fifth Third and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus.

(l) Fifth Third has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of Fifth Third have been duly and validly authorized and issued and are fully paid and non-assessable.

(m) Neither Fifth Third nor any of its subsidiaries is in violation or default of (i) any of its Articles of Incorporation, Code of Regulations, By-laws or other constitutive documents, (ii) the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Fifth Third, its subsidiaries or any of its and its subsidiaries properties, as applicable, except, in the case of clauses (ii) and (iii), for violations or defaults that would not reasonably be expected to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of Fifth Third and its subsidiaries, taken as a whole.

(n) Fifth Third has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and further except for failures to so file or pay that would not reasonably be expected to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of Fifth Third and its subsidiaries, taken as a whole.

(o) Fifth Third is not subject to any order of the Federal Reserve Board which, as of the date hereof, prohibits the payment of dividends by any of its subsidiaries.

(p) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which Fifth Third or any of its subsidiaries is a party or of which any property of Fifth Third or any of its subsidiaries is the subject which would individually or in the aggregate reasonably be expected to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of Fifth Third and its subsidiaries, taken as a whole, or on the ability of Fifth Third to perform its obligations hereunder or its obligations under the Indenture or the Securities; and, to the best of Fifth Third’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(q) Fifth Third is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(r) Deloitte & Touche LLP, who have certified certain financial statements of Fifth Third and its subsidiaries and have audited Fifth Third’s internal control over financial reporting and managements’ assessment thereof, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(s) Fifth Third maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Fifth Third’s internal control over financial reporting is effective and Fifth Third is not aware of any material weaknesses in its internal control over financial reporting;

(t) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in Fifth Third’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Fifth Third’s internal control over financing reporting; and

(u) Fifth Third has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to Fifth Third, including its consolidated subsidiaries, is made known to Fifth Third’s Chief Executive Officer and its Chief Financial Officer by others within those entities and such disclosure controls and procedures are effective.

(v) At the earliest time that Fifth Third or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, Fifth Third was not an “ineligible issuer” as defined in Rule 405 under the Act.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, Fifth Third agrees to sell to each Underwriter,

and each Underwriter agrees, severally and not jointly, to purchase from Fifth Third, at the purchase price set forth in Schedule I or Schedule II hereto, as applicable, the principal amounts of the Securities set forth opposite such Underwriter’s name in Schedule III hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in Schedule I or Schedule II hereto, as applicable, which date and time may be postponed by agreement between the Representatives and Fifth Third (such date and time of delivery of and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of Fifth Third in the manner and type of funds specified in Schedule I or Schedule II, as applicable. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than one full business day in advance of the Closing Date.

Fifth Third agrees to have the Securities available for inspection, checking and packaging in New York, New York, on the business day prior to the Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale as set forth in the Prospectus.

5. Agreements. Fifth Third agrees with the several Underwriters that:

(a) Fifth Third will cause the Prospectus to be filed, or transmitted for filing, with the Commission pursuant to Rule 424(b) under the Act and will promptly advise the Representatives when the Prospectus has been so filed or transmitted for filing, and, prior to the termination of the offering of the Securities to which such Prospectus relates, also will promptly advise the Representatives (i) when any amendment to the Registration Statement has become effective or any further supplement to the Basic Prospectus or Prospectus has been so filed or transmitted for filing, (ii) of any request by the Commission for any amendment of the Registration Statement or the Basic Prospectus or Prospectus or for any additional information, (iii) of the issuance by the Commission of any order preventing or suspending the use of a Preliminary Prospectus or other prospectus in respect of the Securities or of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for any such purpose, and (iv) of the receipt by Fifth Third of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Fifth Third will use its reasonable best efforts to prevent the issuance of any such stop order or order preventing or suspending the use of any Preliminary or other prospectus or suspending any such qualification and, if issued, to obtain as soon as reasonably possible the withdrawal thereof. For so long as a prospectus relating to the Securities is required to be delivered under the Act, Fifth Third will not file or transmit for filing any amendment to the Registration Statement or supplement to a prospectus which relates to the Securities unless Fifth Third has furnished you or counsel for the Underwriters a copy for your review prior to filing or transmission for filing.

(b) Fifth Third will prepare a final term sheet, containing solely a description of the Securities, in a form approved by the Representatives and file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule and file promptly all other material required to be filed by Fifth Third with the Commission pursuant to Rule 433(d) under the Act.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), any event occurs as a result of which the prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made when such prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or if it shall be necessary to amend or supplement a prospectus in connection with the sale of the Securities to comply with the Act or the rules and regulations of the Commission thereunder, promptly after becoming aware thereof, Fifth Third will notify the Representatives or counsel for the Underwriters and, upon their or its reasonable request, prepare and file or transmit for filing with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance, and prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended prospectus or a supplement to the prospectus which will correct such statement or omission or effect such compliance.

(d) Fifth Third will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of Fifth Third during which the filing, or transmission for filing, of the Prospectus pursuant to Rule 424(b) under the Act occurs (except not later than 90 days after the end of such period if such quarter is the last fiscal quarter), an earnings statement (which need not be audited) of Fifth Third and its subsidiaries, covering such 12-month period, which will satisfy the provisions of Section 11(a) of the Act.

(e) Fifth Third will use its best efforts to furnish in New York City to each of the Underwriters prior to 10:00 a.m., New York City time, on the New York business day next succeeding the date of this Agreement and from time to time, as many copies of the Prospectus, including each related preliminary prospectus supplement and all amendments of and supplements to such documents as may be reasonably requested.

(f) Fifth Third will pay all expenses incident to the performance of its obligations under this Agreement, and will pay the expenses of printing and filing all documents relating to the offering and mailing and delivering such to Underwriters and dealers, any filing fee incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, all expenses in connection with the qualification of the Securities for offering and sale under state securities laws (including the fees and disbursements of counsel to the Underwriters in connection with such qualification and the preparation of the Blue Sky and legal investment surveys), any taxes payable in connection with the sale and delivery of the Securities by Fifth Third to the Underwriters, and any fees charged for rating the Securities.

(g) Fifth Third will use its reasonable best efforts to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that Fifth Third shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(h) During the period beginning from the date of this Agreement and continuing until the Closing Date or such longer period as may be agreed to by Fifth Third and set forth in

Schedule I or Schedule II hereto, as applicable, relating to the Securities, Fifth Third will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of its debt securities which mature more than one year after the Closing Date and which are substantially similar to the Securities without the prior written consent of the Representatives.

(i) Fifth Third will file promptly all reports and any definitive proxy or information statements required to be filed by Fifth Third with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of such Securities.

(j) Fifth Third represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(b) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, and each Underwriter represents and agrees that, without the prior consent of Fifth Third and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to potential purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus.

(k) Fifth Third has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(l) Fifth Third agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, Fifth Third will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to Fifth Third by any Underwriter expressly for use therein.

(m) Any free writing prospectus the use of which has been consented to by Fifth Third and the Representatives (other than the final term sheet prepared and filed pursuant to Section 5(b) hereof) is listed on Schedule V(a) hereto.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of Fifth Third contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of Fifth Third made in any certificates pursuant to the provisions hereof, to the performance by Fifth Third of its obligations hereunder and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted and be pending or have been threatened as of the Closing Date; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with.

(b) Fifth Third shall have furnished to the Representatives a certificate, dated the Closing Date, of Fifth Third, signed by the principal financial or accounting officer of Fifth Third, to the effect that, to the best of his knowledge after reasonable investigation:

(i) The representations and warranties of Fifth Third in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and Fifth Third has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted and are pending or have been threatened as of such date;

(iii) Since the date of the most recent financial statements included in the Pricing Prospectus, there has been no material adverse change in the financial position, results of operations, cash flows or prospects relating thereto of Fifth Third and its subsidiaries consolidated, except as set forth in or contemplated by the Pricing Prospectus; and

(iv) Since the date of this Agreement, (A) no downgrading has occurred in the rating accorded Fifth Third’s unsecured debt securities or preferred stock as described in Section 6(i)(1) and (B) no announcement has been made with respect to any rating accorded Fifth Third’s unsecured debt securities or preferred stock as described in Section 6(i)(2).

(c) Fifth Third shall have furnished to the Underwriters the opinion, dated the Closing Date, of Paul L. Reynolds, Esq., Executive Vice President, General Counsel and Secretary of Fifth Third, to the effect that:

(i) Each of Fifth Third and Fifth Third Bank has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with corporate power and authority under such laws to own its material properties and to conduct its business substantially as described in the Pricing Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except for failures to be so qualified or be in good standing that would not reasonably be expected to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of Fifth Third and its subsidiaries, taken as a whole, and Fifth Third is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

(ii) The Indenture has been duly authorized, executed and delivered by Fifth Third; the Securities have been duly authorized, executed, authenticated, issued and delivered; and the Indenture and the Securities conform in all material respects to the descriptions thereof in the Pricing Prospectus and the Prospectus.

(iii) Fifth Third has all corporate power and authority necessary to execute and deliver this Agreement, the Indenture and the Securities, and to perform its obligations hereunder and thereunder; this Agreement has been duly authorized, executed and delivered by Fifth Third; the execution, delivery and performance of this Agreement, the Indenture, and the Securities by Fifth Third and compliance with the provisions hereof and thereof by Fifth Third will not constitute a breach of or default under, the Articles of Incorporation or Code of Regulations of Fifth Third, or any material agreement, indenture or other instrument known to such counsel to which Fifth Third or any of its subsidiaries is a party, or, to the best of such counsel’s knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over Fifth Third or any of its subsidiaries or any property of Fifth Third or any of its subsidiaries, which breach or default would be reasonably likely to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of Fifth Third and its subsidiaries taken as a whole or on the ability of Fifth Third to perform its obligations hereunder or its obligations under the Indenture or the Securities; and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement, the Indenture or the Securities by Fifth Third except such as may be required under applicable state securities or “blue sky” laws or as have been duly made or obtained.

(iv) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act, and each part of the Registration Statement, when such part became effective, any amendments thereof filed prior to the date of this Agreement, as of their respective effective dates, the Pricing Disclosure Package, as of the Applicable Time, and the Prospectus, as of its respective date, and each amendment thereof or supplement thereto, as of their respective effective or issue dates, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act, the Trust Indenture Act and the respective rules and regulations of the Commission thereunder; it being understood that such counsel need express no opinion as to the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or as to the financial statements or other financial data contained in any part of the Registration Statement, the Pricing Prospectus or the Prospectus.

(v) The statements included in the Pricing Prospectus and the Prospectus under the heading “Regulatory Considerations” and the statements incorporated by reference in the Pricing Prospectus and the Prospectus from Fifth Third’s most recent Annual Report on Form 10-K under the heading “Regulation and Supervision,” in each case, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

In rendering such opinion or opinions, such counsel may rely (A) as to matters involving the application of laws of the State of New York, upon the opinion of Sidley Austin LLP, subject to all the limitations and qualifications set forth in such opinion, and (B) as to certain other matters, on certificates of responsible officers of Fifth Third, public officials and others deemed by such counsel to be responsible.

(vi) Such counsel shall confirm that, to the best of such counsel’s knowledge and other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which Fifth Third or any of its subsidiaries is a party or of which any property of Fifth Third or any of its subsidiaries is the subject which would individually or in the aggregate reasonably be expected to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of Fifth Third and its subsidiaries, taken as a whole, or on the ability of Fifth Third to perform its obligations hereunder or its obligations under the Indenture or the Securities; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

In addition, such counsel shall confirm that such counsel has no reason to believe that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Pricing Disclosure Package, as of the Applicable Time, or the Prospectus, as of the date of the Prospectus, or any amendments thereof or supplements thereto, as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that, as of the Closing Date, either the Prospectus or any further amendment or supplement thereto made by Fifth Third prior to the Closing Date contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or as to the financial statements or other financial data contained in any part of the Registration Statement, the Pricing Prospectus or the Prospectus.

(d) Fifth Third shall have furnished to the Underwriters the opinion, dated the Closing Date, of Graydon Head & Ritchey LLP, to the effect that:

(i) Each of Fifth Third and Fifth Third Bank has been duly incorporated and is an existing corporation in good standing under the laws of the State of Ohio.

(ii) The Indenture has been duly qualified under the Trust Indenture Act; the Securities have been duly authenticated, issued and delivered; and the Indenture and the Securities constitute valid and legally binding obligations of Fifth Third enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iii) Fifth Third is not and, immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an

“investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(iv) Each part of the Registration Statement, at the time such part became effective, and the Pricing Disclosure Package, as of the Applicable Time, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Act, the Trust Indenture Act and the respective rules and regulations of the Commission thereunder; it being understood that such counsel need express no opinion as to the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or as to the financial statements or other financial data contained in any part of the Registration Statement, the Pricing Prospectus or the Prospectus.

In rendering such opinion or opinions, such counsel may rely (A) as to matters which relate to the Trustee, upon the certificate or certificates of such Trustee, (B) as to matters involving the application of laws of the State of New York, upon the opinion of Sidley Austin LLP, subject to all the limitations and qualifications set forth in such opinion, and (C) as to certain other matters, on certificates of responsible officers of Fifth Third, public officials and others deemed by such counsel to be responsible.

In addition, such counsel shall state that they have participated in discussions with representatives of Fifth Third, representatives of the independent public accountants for Fifth Third, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and, although such counsel have not independently verified and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, nothing that came to such counsel’s attention in the course of such procedures has caused such counsel to believe that, insofar as relevant to the offering of the Securities, any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Pricing Disclosure Package, as of the Applicable Time, or the Prospectus, as the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that, as of the Closing Date, either the Prospectus or any further amendment or supplement thereto made by Fifth Third prior to the Closing Date contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or as to the financial statements or other financial data contained in any part of the Registration Statement, the Pricing Prospectus or the Prospectus.

(e) The Representatives shall have received from Sidley Austin LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may reasonably require.

As to matters governed by Ohio law, Sidley Austin LLP may rely upon the opinion of Paul L. Reynolds, Esq., Executive Vice President, General Counsel and Secretary of Fifth Third and Graydon Head & Ritchey LLP.

(f) Deloitte & Touche LLP, as independent accountants of Fifth Third, shall have furnished to the Representatives a letter, dated as of the date hereof, to the effect set forth in Schedule IV hereto. On the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives a letter, to the effect that they reaffirm the statements made in the letter furnished pursuant to the prior sentence.

(g)(A) Neither Fifth Third nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus prior to the date of this Agreement any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (B) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of Fifth Third or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of Fifth Third and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (A) or (B), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

(h) Fifth Third shall have furnished to the Representatives such further information, certificates and documents as they may reasonably request prior to the Closing Date.

(i) Subsequent to the date of this Agreement, (1) no downgrading shall have occurred in the rating accorded Fifth Third’s unsecured debt securities or preferred stock by Standard & Poor’s Ratings Group or by Moody’s Investors Service, Inc. and (2) neither such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Fifth Third’s unsecured debt securities or preferred stock.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to Fifth Third in writing or by telephone or telegraph confirmed in writing.

7. Indemnification and Contribution. (a) Fifth Third agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Fifth Third will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Fifth Third by or on behalf of any Underwriter specifically for use in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any amendment or supplement thereto, or in any Issuer Free Writing Prospectus or in any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or in the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee. This indemnity agreement will be in addition to any liability which Fifth Third may otherwise have.

(b) Each Underwriter severally agrees to indemnify and hold harmless Fifth Third, each of its directors, each of its officers who signs the Registration Statement, and each person who controls Fifth Third within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from Fifth Third to each Underwriter, but only with reference to written information furnished to Fifth Third by or on behalf of such Underwriter through the Representatives specifically for use in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus; and will reimburse Fifth Third for any legal or other expenses reasonably incurred by Fifth Third in connection with investigating or defending any such action or claim as such expenses are incurred. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under Section 7(a) or (b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Section 7(a) or (b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under Section 7(a) or (b) for any legal or other expenses subsequently incurred by such indemnified party (other than reasonable costs of investigation) in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate national counsel, approved by the Representatives, representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by Fifth Third on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Fifth Third on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by Fifth Third on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by Fifth Third bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Fifth Third on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Fifth Third and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection

(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Securities and not joint.

8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to Fifth Third prior to delivery of and payment for the Securities, if prior to such time there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the National Association of Securities Dealers Automated Quotations System (“NASDAQ”); (ii) a suspension or material limitation in trading in Fifth Third’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or Ohio state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) any change in the financial markets in the United States or the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or any other national or international calamity or crisis, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

9. Substituted Underwriters. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on the Closing Date, the other Underwriters shall be obligated severally in the proportions that the aggregate principal amount of Securities set forth opposite their respective names in Schedule III hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may agree, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date; provided that in no event shall the aggregate principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 2 above be increased pursuant to this Section 9 by an amount in excess of one-ninth of such aggregate principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Underwriters and Fifth Third for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or Fifth Third. In such case either the Underwriters or Fifth Third shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Certain Liabilities Upon Termination. If this Agreement shall be terminated pursuant to Section 9 hereof, Fifth Third shall not then be under any liability to any Underwriter except as provided in Sections 5(f) and 7 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of Fifth Third as provided herein, Fifth Third will reimburse the Underwriters through you for all actual out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but Fifth Third shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Sections 5(f) and 7 hereof.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of Fifth Third or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or Fifth Third or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(f), 7, 9, 12, 14, 15 and 16 hereof shall survive the termination or cancellation of this Agreement.

12. No Fiduciary Relationship. Fifth Third acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between Fifth Third, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of Fifth Third, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of Fifth Third with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising Fifth Third on other matters) or any other obligation to Fifth Third except the obligations expressly set forth in this Agreement and (iv) Fifth Third has consulted its own legal and financial advisors to the extent it deemed appropriate. Fifth Third agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Fifth Third, in connection with such transaction or the process leading thereto.

13. Supersession. This Agreement supersedes all prior agreements and understandings (whether written or oral) between Fifth Third and the Underwriters, or any of them, with respect to the subject matter hereof.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto (including any Underwriter or Underwriters added pursuant to Section 9 hereof) and their respective successors, heirs, executors, administrators and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

15. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16. Counterparts; Notices. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

All notices hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the address of the Representatives as set forth in Schedule I or Schedule II hereto, as applicable; and if to Fifth Third shall be sufficient in all respects if delivered or sent by registered mail to the address of Fifth Third set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7 (c) hereof shall be delivered or sent by registered mail to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to Fifth Third by the Representatives upon request.

17. Action by Underwriters. Any action under this Agreement taken by the Underwriters jointly or by the firm signing below on behalf of you as the Representatives will be binding upon all the Underwriters.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between Fifth Third and the Underwriters.

Very truly yours,

FIFTH THIRD BANCORP

/s/ Paul L. Reynolds
Name:	Paul L. Reynolds
Title:	Executive Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

On behalf of the Underwriters
set forth in Schedule III

BANC OF AMERICA SECURITIES LLC

By:	/s/ Lily Chang
Name:	Lily Chang
Title:	Principal

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack McSpadden
Name:	Jack D. McSpadden, Jr.
Title:	Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

SCHEDULE I

TITLE OF FLOATING RATE SECURITIES:

Floating Rate Subordinated Notes due 2016

AGGREGATE PRINCIPAL AMOUNT:

$250,000,000

DENOMINATIONS:

$5,000 and integral multiples of $1,000 in excess thereof

PRICE TO PUBLIC:

100% of the principal amount of the Floating Rate Subordinated Notes (the “Floating Rate Securities”), plus accrued interest, if any, from December 20, 2006

PURCHASE PRICE BY UNDERWRITERS:

99.55% of the principal amount of the Floating Rate Securities, plus accrued interest, if any, from December 20, 2006

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

Immediately available funds by wire

INDENTURE:

Indenture dated as of May 23, 2003 and First Supplemental Indenture to be dated as of December 20, 2006, between Fifth Third and Wilmington Trust Company, as Trustee

MATURITY:

December 20, 2016

INTEREST RATE BASIS:

LIBOR

INDEX MATURITY:

Three-months

SPREAD:

0.42% per annum

INITIAL BASE RATE:

Three month LIBOR rate on December 18, 2006

DATE INTEREST STARTS ACCRUING:

December 20, 2006

INTEREST PAYMENT DATES:

March 20, June 20, September 20 and December 20 of each year, commencing March 20, 2007

INTEREST RESET DATES:

March 20, June 20, September 20 and December 20 of each year, commencing March 20, 2007

INTEREST DETERMINATION DATES:

Two London Business Days prior to the first day of each interest period. “London Business Day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

INTEREST PERIODS:

The initial interest period will be the period from and including December 20, 2006 to, but excluding, March 20, 2007, and the subsequent interest periods will be the periods from and including an interest reset date to, but excluding, the next interest reset date.

DESIGNATED LIBOR PAGE:

Moneyline Telerate, Inc. page 3750

LIBOR CURRENCY:

U.S. dollars

REGULAR RECORD DATES:

The fifteenth calendar day (whether or not a Business Day) preceding the related interest payment date

BUSINESS DAY CONVENTION:

If an interest reset date or interest payment date would otherwise be a day that is not a Business Day, such interest reset date or interest payment date will be postponed to the next day that is a Business Day. However, if that Business Day is in the next succeeding calendar month, such interest reset date or interest payment date will instead be the immediately preceding Business Day. An interest reset date or interest payment date that falls on the stated maturity date will not be changed. “Business Day” means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York, and that is also a London Business Day.

DAY COUNT CONVENTION:

Actual/360

REPAYMENT PROVISIONS:

None

REDEMPTION PROVISIONS:

None

SINKING FUND PROVISIONS:

None

CONVERSION PROVISIONS:

None

EXCHANGE PROVISIONS:

None

FORM OF SECURITY:

Global

CLOSING DATE:

December 20, 2006 at 10:00 a.m.

OFFICE FOR DELIVERY OF DESIGNATED SECURITIES:

Wilmington Trust Company

Rodney Square North

110 North Market Street

Wilmington, Delaware 19890

OFFICE FOR PAYMENT FOR DESIGNATED SECURITIES:

Fifth Third Bancorp

Fifth Third Center

38 Fountain Square Plaza

Cincinnati, OH 45263

NAME OF REPRESENTATIVES:

Banc of America Securities LLC

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

ADDRESS FOR NOTICES, ETC.:

Banc of America Securities LLC

40 West 57th Street

New York, NY 10019

Citigroup Global Markets Inc.

388 Greenwich Street, 34th Floor

New York, NY 10013

Goldman, Sachs & Co.

One New York Plaza, 42nd Floor

New York, NY 10004

SCHEDULE II

TITLE OF FIXED RATE SECURITIES:

5.45 % Subordinated Notes due 2017 (the “Fixed Rate Securities”)

AGGREGATE PRINCIPAL AMOUNT:

$500,000,000

DENOMINATIONS:

$5,000 and integral multiples of $1,000 in excess thereof

PRICE TO PUBLIC:

99.65 % of the principal amount of the Fixed Rate Securities, plus accrued interest, if any, from December 20, 2006

PURCHASE PRICE BY UNDERWRITERS:

99.20 % of the principal amount of the Fixed Rate Securities, plus accrued interest, if any, from December 20, 2006

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

Immediately available funds by wire

INDENTURE:

Indenture dated as of May 23, 2003 and First Supplemental Indenture to be dated as of December 20, 2006, between Fifth Third and Wilmington Trust Company, as Trustee

MATURITY:

January 15, 2017

INTEREST RATE:

5.45% per annum

DATE INTEREST STARTS ACCRUING:

December 20, 2006

INTEREST PAYMENT DATES:

January 15 and July 15 of each year, commencing July 15, 2007

REGULAR RECORD DATES:

January 1 and July 1 of each year (whether or not a Business Day) preceding the related interest payment date.

BUSINESS DAY CONVENTION:

If any interest payment date or the date of maturity falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next day that is a Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on the amount payable for the period from and after such interest payment date or maturity date, as the case may be. “Business Day” means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York.

DAY COUNT CONVENTION:

30/360

REPAYMENT PROVISIONS:

None

REDEMPTION PROVISIONS:

None

SINKING FUND PROVISIONS:

None

CONVERSION PROVISIONS:

None

EXCHANGE PROVISIONS:

None

FORM OF SECURITY:

Global

CLOSING DATE:

December 20, 2006 at 10:00 a.m.

OFFICE FOR DELIVERY OF DESIGNATED SECURITIES:

Wilmington Trust Company

Rodney Square North

110 North Market Street

Wilmington, Delaware 19890

OFFICE FOR PAYMENT FOR DESIGNATED SECURITIES:

Fifth Third Bancorp

Fifth Third Center

38 Fountain Square Plaza

Cincinnati, OH 45263

NAME OF REPRESENTATIVES:

Banc of America Securities LLC

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

ADDRESS FOR NOTICES, ETC.:

Banc of America Securities LLC

40 West 57th Street

New York, NY 10019

Citigroup Global Markets Inc.

388 Greenwich Street, 34th Floor

New York, NY 10013

Goldman, Sachs & Co.

One New York Plaza, 42nd Floor

New York, NY 10004

SCHEDULE III

Underwriter	Principal Amount of Floating Rate Securities to be Purchased
Banc of America Securities LLC	$70,000,000
Citigroup Global Markets Inc.	70,000,000
Goldman, Sachs & Co.	70,000,000
Credit Suisse Securities (USA) LLC	10,000,000
Fifth Third Securities, Inc.	10,000,000
UBS Securities LLC	10,000,000
BNY Capital Markets, Inc.	2,500,000
Lehman Brothers Inc.	2,500,000
Morgan Stanley & Co. Incorporated	2,500,000
Wachovia Capital Markets, LLC	2,500,000

TOTAL	$250,000,000

Underwriter	Principal Amount of Fixed Rate Securities to be Purchased
Banc of America Securities LLC	$140,000,000
Citigroup Global Markets Inc.	140,000,000
Goldman, Sachs & Co.	140,000,000
Credit Suisse Securities (USA) LLC	20,000,000
Fifth Third Securities, Inc.	20,000,000
UBS Securities LLC	20,000,000
BNY Capital Markets, Inc.	5,000,000
Lehman Brothers Inc.	5,000,000
Morgan Stanley & Co. Incorporated	5,000,000
Wachovia Capital Markets, LLC	5,000,000

TOTAL	$500,000,000

III-1

SCHEDULE IV

Pursuant to Section 6(f) of the Underwriting Agreement, the independent accountants of Fifth Third shall provide a comfort letter to the effect that:

(i) They are independent certified public accountants with respect to Fifth Third and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii) In their opinion, the financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Pricing Prospectus and the Prospectus as amended or supplemented comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations thereunder;

(iii) On the basis of limited procedures, not constituting an audit, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of Fifth Third and its subsidiaries, inspection of the minute books of Fifth Third and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus as amended or supplemented, inquiries of officials of Fifth Third and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of changes in financial position included or incorporated by reference in Fifth Third’s most recent Quarterly Report on Form 10-Q incorporated by reference in the Pricing Prospectus and the Prospectus as amended or supplemented does not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in Fifth Third’s most recent Annual Report on Form 10-K;

(B) any unaudited financial data included in the Pricing Prospectus and the Prospectus as amended or supplemented as at any time, or for any period ending, after the end of the latest interim period covered by a Quarterly Report on Form 10-Q of Fifth Third or year ended for which Fifth Third has filed an Annual Report on Form 10-K (whichever is more recent) (and any data for any comparable prior period included therein) do not agree with the corresponding amounts in the unaudited consolidated financial statements from which such data are derived, or any such unaudited financial data were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in Fifth Third’s most recent Annual Report on Form 10-K;

(C) the unaudited pro forma consolidated condensed financial statements (if any) included or incorporated by reference in the Pricing Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting

IV-1

requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(D) as of a specified date not more than five days prior to the date of delivery of such letter there have been any changes in the capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus as amended or supplemented) or long-term debt of Fifth Third or any of its subsidiaries, or any decreases in consolidated stockholders’ equity, consolidated assets, consolidated deposits, or allowance for loan losses of Fifth Third or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Pricing Prospectus and the Prospectus as amended or supplemented except in each case for changes, increases or decreases which the Pricing Prospectus and the Prospectus as amended or supplemented discloses have occurred or may occur or which are described in such letter; and

(E) for the period from the date of the latest financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus as amended or supplemented to the end of the latest period for which financial statements are available there were any decreases in consolidated net interest income, net interest income after provision for loan losses, or the total or per share amounts of net income of Fifth Third or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Pricing Prospectus and the Prospectus as amended or supplemented discloses have occurred or may occur or which are described in such letter;

(iv) In addition to the examination referred to in their report(s) included or incorporated by reference in the Pricing Prospectus and the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in subparagraph (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of Fifth Third and its subsidiaries, which appear in the Pricing Prospectus and the Prospectus as amended or supplemented (excluding documents incorporated by reference), in exhibits to the Registration Statement specified by the Representatives, or in documents incorporated by reference in the Pricing Prospectus and the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of Fifth Third and its subsidiaries and have found them to be in agreement.

IV-2

SCHEDULE V

(a)	Issuer Free Writing Prospectus[es] not included in the Pricing Disclosure Package:

None

(b)	Additional Documents Incorporated by Reference:

Current Report on Form 8-K filed on December 13, 2006

V-1